                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

    Filed by the registrant [ ]

    Filed by a party other than the registrant [X]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                         Pulitzer Publishing Company
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                         Pulitzer Publishing Company
- -------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                          PULITZER PUBLISHING COMPANY
                           900 NORTH TUCKER BOULEVARD
                           ST. LOUIS, MISSOURI 63101
                                 (314) 340-8000

                                                                   April 8, 1994

Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 A.M., Central Daylight Time, on Wednesday, May 11, 1994, at Grandel Square Theatre, 3610 Grandel Square, St. Louis, Missouri 63103.

     Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote for the election of the three persons nominated as Class B directors of the Company to three-year terms expiring in 1997, for the approval of the Pulitzer Publishing Company 1994 Key Employees' Restricted Stock Purchase Plan, for the approval of the Pulitzer Publishing Company 1994 Employee Stock Option Plan and for the ratification of the selection of the firm of Deloitte & Touche as independent auditors of the Company for the 1994 fiscal year.

     At the meeting, the Board of Directors will report on the Company's affairs, and a discussion period will be provided for questions and comments.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,

                                          [SIG]

                                          MICHAEL E. PULITZER
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                          PULITZER PUBLISHING COMPANY

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ------------------

                                                             St. Louis, Missouri
                                                                   April 8, 1994

     The Annual Meeting of Stockholders of Pulitzer Publishing Company will be held at Grandel Square Theatre, 3610 Grandel Square, St. Louis, Missouri 63103 on Wednesday, May 11, 1994, at 10:00 A.M., Central Daylight Time, for the following purposes:

          1. To elect three Class B directors to three-year terms expiring in 1997.

          2. To consider and vote upon a proposal to approve the Pulitzer Publishing Company 1994 Key Employees' Restricted Stock Purchase Plan.

          3. To consider and vote upon a proposal to approve the Pulitzer Publishing Company 1994 Employee Stock Option Plan.

          4. To ratify the selection of the firm of Deloitte & Touche as independent auditors of the Company for the 1994 fiscal year.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 23, 1994, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for inspection ten days prior to the Annual Meeting at the Company's executive offices, located at 900 North Tucker Boulevard, St. Louis, Missouri 63101.

     Stockholders are requested to complete, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

                                          JAMES V. MALONEY
                                          Secretary

                          PULITZER PUBLISHING COMPANY
                           900 NORTH TUCKER BOULEVARD
                           ST. LOUIS, MISSOURI 63101

                               ------------------

                                PROXY STATEMENT

                               ------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the Common Stock, $.01 par value per share ("Common Stock"), and Class B Common Stock, $.01 par value per share ("Class B Common Stock"), of Pulitzer Publishing Company (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 11, 1994, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

     Proxies for use at the meeting were first mailed to stockholders on or about April 8, 1994, and will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies will be voted for the election of the three persons nominated as Class B directors of the Company, for the approval of the Pulitzer Publishing Company 1994 Key Employees' Restricted Stock Purchase Plan, for the approval of the Pulitzer Publishing Company 1994 Employee Stock Option Plan and for the ratification of Deloitte & Touche as independent auditors of the Company for the 1994 fiscal year.

     The affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors and a vote of a majority of the aggregate voting power of the shares present in person or represented by proxy and entitled to vote at the meeting is required for the approval of the Pulitzer Publishing Company 1994 Key Employees' Restricted Stock Purchase Plan, for the approval of the Pulitzer Publishing Company 1994 Employee Stock Option Plan, for the ratification of the appointment of Deloitte & Touche and for the approval of such other matters as may properly come before the meeting or any adjournment thereof. A stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees or can withhold the authority to vote for any one or more nominees. Abstentions from the vote to consider the approval of the Pulitzer Publishing Company 1994 Key Employees' Restricted Stock Purchase Plan, the vote to consider approval of the Pulitzer Publishing Company 1994 Employee Stock Option Plan, the vote regarding the ratification of appointment of Deloitte & Touche or the approval of such other matters as may properly come before the meeting or any adjournment thereof are treated as votes against the proposal. Broker non-votes are treated as shares as to which the beneficial owners have withheld voting authority and, therefore, as shares not entitled to vote on the matter as to which there is a broker non-vote.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 23, 1994, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Company had outstanding on March 23, 1994, 3,519,896 shares of Common Stock, each of which is entitled to one vote upon matters presented at the meeting, and 9,467,566 shares of Class B Common Stock, each of which is entitled to ten votes upon matters presented at the meeting. All of the shares of Class B Common Stock are held in a voting trust. It is expected that the shares held in the voting trust will be voted for the election of the three persons nominated as Class B directors and for the approval of the Pulitzer Publishing Company 1994 Key Employees' Restricted Stock Purchase Plan, for the approval of the Pulitzer Publishing Company 1994 Employee Stock Option Plan and for the ratification of Deloitte & Touche as independent auditors of the Company for the 1994 fiscal year. See "Principal Stockholders -- Voting Trust."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Class B Common Stock as of March 23, 1994, (i) by each director of the Company, (ii) by each person known by the Company to own beneficially 5% or more of its Common Stock, (iii) by the executive officers named in the Summary Compensation Table and (iv) by all directors and officers as a group.

                                                                   CLASS B
                                        COMMON STOCK            COMMON STOCK        PERCENT OF AGGREGATE
                                      ----------------       -------------------       VOTING POWER
                                      NUMBER                  NUMBER                OF COMMON STOCK AND
      DIRECTORS, OFFICERS AND           OF                      OF                     CLASS B COMMON
          5% STOCKHOLDERS             SHARES      PERCENT     SHARES       PERCENT         STOCK
- ------------------------------------  -------     -------    ---------     -------  --------------------
Trustees of Pulitzer Voting
  Trust(1)..........................       --       --%      9,467,566     100.0%          96.4%
Emily Rauh Pulitzer(2)(3)...........       --       --       3,953,760      41.8           40.3
Michael E. Pulitzer(2)(4)...........       --       --       2,303,486      24.3           23.5
David E. Moore(2)(5)................      110        *       2,528,912      26.7           25.8
James M. Snowden, Jr................    2,200        *              --        --             **
Peter J. Repetti....................    2,200        *              --        --             **
Ronald H. Ridgway(2)(6).............   66,975      1.8              --        --             **
Ken J. Elkins(2)(6).................   67,409      1.8              --        --             **
Nicholas G. Penniman IV (2)(7)......   60,499      1.6              --        --             **
Alice B. Hayes......................       --       --              --        --             **
The Capital Group, Inc.(8)..........  190,000      5.1              --        --             **
  333 South Hope Street
  Los Angeles, CA 90071
The Prudential Insurance Company
  Of America(9).....................  337,290      9.0
  Gateway Center Three
  100 Mulberry
  Newark, NJ 07102
All directors and officers as a group
  (17 persons)(2)(10)...............  265,147      7.1%      8,812,457      93.1%          89.5%

- ---------------
 * Represents less than 1% of the outstanding Common Stock.

** Represents less than 1% of the aggregate voting power of Common Stock and Class B Common Stock.

 (1) The Trustees of the Pulitzer Voting Trust are Michael E. Pulitzer, David E. Moore, Emily Rauh Pulitzer, Ken J. Elkins, Nicholas G. Penniman IV, Ronald
     H. Ridgway and William F. Woo. The Pulitzer Voting Trust and each of the individual Trustees may be reached at 900 North Tucker Boulevard, St. Louis, Missouri 63101.

 (2) Excludes shares which may be deemed to be beneficially owned solely as a trustee of the Pulitzer Voting Trust.

 (3) 3,953,650 of such shares are held in a trust of which Mrs. Pulitzer is the beneficial owner.

 (4) Includes 440 shares beneficially owned by the wife of Michael E. Pulitzer. Mr. Pulitzer disclaims beneficial ownership of these shares.

 (5) Includes 220 shares of Class B Common Stock and 110 shares of Common Stock beneficially owned by the wife of David E. Moore. Mr. Moore disclaims beneficial ownership of these shares.

 (6) Includes 60,499 shares which may be acquired upon the exercise of options granted under the 1986 Employee Stock Option Plan which are exercisable within 60 days of the date hereof.

 (7) Includes 54,999 shares which may be acquired upon the exercise of options granted under the 1986 Employee Stock Option Plan which are exercisable within 60 days of the date hereof.

 (8) This figure is based on information set forth in Schedule 13G dated February 11, 1994, filed by The Capital Group, Inc. with the Securities and Exchange Commission. The Schedule 13G states that The Capital Group, Inc. has the sole power to dispose or direct the disposition of all such shares, and that The Capital Group, Inc. has the sole power to vote or direct the vote of 71,800 of such shares.

 (9) This figure is based on information set forth in Schedule 13G dated April 1, 1994, filed by The Prudential Insurance Company of America with the Securities and Exchange Commission. The Schedule 13G states that The Prudential

     Insurance Company of America (i) has the sole power to dispose or direct the disposition of, and the sole power to vote, or direct the vote of, 71,790 shares, and (ii) shares the power to dispose or direct the disposition of, and share the power to vote, or direct the vote of, 265,500 of such shares.

(10) Includes 230,644 shares which may be acquired upon the exercise of options granted under the 1986 Employee Stock Option Plan which are exercisable within 60 days of the date hereof.

VOTING TRUST

     Stockholders of the Company holding 9,467,566 shares of Class B Common Stock, representing 96.4% of the combined voting power of the Company's outstanding Common Stock and Class B Common Stock, have entered into an agreement providing for the creation of a voting trust (the "Voting Trust"). Pursuant to such agreement, each of the holders of the Company's Class B Common Stock has deposited his shares of Class B Common Stock into the Voting Trust and has received from the Voting Trust one or more certificates ("Voting Trust Certificates") evidencing his interest in the shares so deposited.

     The current trustees of the Voting Trust are Michael E. Pulitzer, David E. Moore, Emily Rauh Pulitzer, Ken J. Elkins, Nicholas G. Penniman IV, Ronald H. Ridgway and William F. Woo (the "Trustees"). The Trustees generally have all voting rights with respect to the shares of Class B Common Stock subject to the Voting Trust; however, in connection with certain matters, including any proposal for a merger, consolidation, recapitalization or dissolution of the Company or disposition of all or substantially all its assets, the calling of a special meeting of stockholders and the removal of directors, the Trustees may not vote the shares deposited in the Voting Trust except in accordance with written instructions from the holders of the Voting Trust Certificates. The Voting Trust permits the conversion of the Class B Common Stock deposited in the Voting Trust into Common Stock in connection with certain permitted sales, including, without limitation, sales which are exempt from the registration requirements of the Securities Act of 1933, as amended, sales which meet the volume and manner of sale requirements of Rule 144 promulgated thereunder and sales which are made pursuant to registered public offerings. The Voting Trust may be terminated with the written consent of holders of two-thirds of the outstanding Class B Common Stock deposited in the Voting Trust. Unless extended or terminated by the parties thereto, the Voting Trust expires on January 16, 2001.

                             ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes, with the term of office of one class expiring in each year. Three Class B directors are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of Michael E. Pulitzer, Ronald H. Ridgway and Peter J. Repetti, to serve until the 1997 Annual Meeting of Stockholders and until their successors shall have been duly elected and shall qualify. Each of the nominees now serves as a Class B director of the Company. In the event any of these nominees shall be unable to serve as a director, discretionary authority is reserved to vote for a substitute. The Board of Directors has no reason to believe that any of these nominees will be unable to serve.

                                   MANAGEMENT

     The following table sets forth certain information concerning the Company's executive officers and directors.



                                                                      DATE OF                    TERM
                                                                     EMPLOYMENT   DIRECTOR      EXPIRES
         NAME, AGE AND CLASS            POSITIONS WITH THE COMPANY   BY COMPANY    SINCE          IN
         -------------------            ---------------------------  ----------   --------      -------
NOMINEES FOR ELECTION AS
  CLASS B DIRECTORS
Michael E. Pulitzer; 64(1)............  Director; Chairman of the
                                          Board, President and
                                          Chief Executive Officer    1960          1964         1994

Ronald H. Ridgway; 55.................  Director; Senior Vice
                                          President -- Finance       1970          1979         1994

Peter J. Repetti; 76..................  Director                       --          1984         1994

DIRECTORS CONTINUING IN OFFICE
  CLASS C DIRECTORS

David E. Moore; 70(1).................  Director                       --          1984         1995

Ken J. Elkins; 56.....................  Director; Senior Vice
                                          President -- Broadcasting
                                          Operations                 1976          1983         1995

Nicholas G. Penniman IV; 56...........  Director; Senior Vice
                                          President -- Newspaper
                                          Operations                 1975          1976         1995
  CLASS A DIRECTORS
Emily Rauh Pulitzer; 60(1)............  Director                       --          1993         1996

Alice B. Hayes; 56....................  Director                       --          1993         1996

James M. Snowden, Jr.; 50.............  Director                       --          1986         1996

OTHER EXECUTIVE OFFICERS

Glenn A. Christopher; 72..............  Director Emeritus            1940          1968           --

James V. Maloney; 44..................  Secretary                    1969            --           --

R. Jeffrey Edwards; 39................  Vice President               1982            --           --

- ---------------
(1) Michael E. Pulitzer is a cousin of David E. Moore and a brother-in-law of Emily Rauh Pulitzer.

     MICHAEL E. PULITZER was elected Chairman of the Board on June 11, 1993, and has served as President and Chief Executive Officer since April 1986. Mr. Pulitzer served as Vice Chairman of the Board from April 1984 through March 1986 and as President and Chief Operating Officer from April 1979 through March 1984. Pursuant to the terms of Mr. Pulitzer's Employment Agreement, the Company has agreed to use its best efforts to cause Mr. Pulitzer to be a member of its Board of Directors.

     RONALD H. RIDGWAY, prior to his election to his present position with the Company, served as Vice President -- Finance from April 1984 through March 1986, as Treasurer from April 1979 through March 1986, and as Secretary and Assistant Treasurer from January 1978 through March 1979.

     PETER J. REPETTI is a retired partner in the law firm of Fulbright & Jaworski L.L.P. (and its predecessor firm, Reavis & McGrath) in which he was a partner for over 35 years. The Company has retained, and intends to retain in the future, Fulbright & Jaworski L.L.P. as attorneys in connection with such legal matters as it deems appropriate. Mr. Repetti is also a director of Block Drug Company, Inc.

     DAVID E. MOORE is Chairman of American International Publishing Corp., which was founded in 1988 with the magazine International Business. American International Publishing Corp. also includes among its businesses IBNet, an electronics gateway service, the International Business Export Catalog, an internationally distributed shopper, and the International Business Conference Division, which, among other things, produces conferences on foreign direct investment in mid-size U.S. companies. From 1969 through July 1987, he was associated with the Westchester Business Journal and the Connecticut Business Journal where he served as Editor and Publisher. He was the owner of those newspapers from 1974 through January 1985.

     KEN J. ELKINS, prior to his election to his present position with the Company, served as Vice President -- Broadcasting Operations from April 1984 through March 1986 and prior to that time served as a general manager of certain of the Company's television stations. He is also a director of Commerce Bank of St. Louis.

     NICHOLAS G. PENNIMAN IV, prior to his election to his present position with the Company, served as Vice President -- Newspaper Operations and General Manager of the St. Louis Post-Dispatch ("Post-Dispatch") from April 1984 through March 1986 and as Assistant General Manager of the Post-Dispatch from January 1978 through March 1984. Mr. Penniman also serves as Publisher and General Manager of the Post-Dispatch. He is also a trustee of the Centerland Fund.

     EMILY RAUH PULITZER is the widow of Joseph Pulitzer, Jr. Mrs. Pulitzer was curator of the St. Louis Art Museum from 1964 through 1973. She currently serves certain St. Louis and national charitable, civic and arts organizations.

     ALICE B. HAYES has been Executive Vice President and Provost of St. Louis University, St. Louis, Missouri since July 1989, and for over five years prior thereto held various academic positions at Loyola University of Chicago.

     JAMES M. SNOWDEN, JR. has been a vice president of A.G. Edwards & Sons. Inc. since June 1984 and a director of A.G. Edwards & Sons, Inc. since March 1988. The Company has retained, and intends to retain in the future, A.G. Edwards & Sons, Inc. as financial advisors in connection with such financial matters as it deems appropriate.

     GLENN A. CHRISTOPHER was elected Director Emeritus on May 13, 1993. Prior thereto, he served as Director and Vice-Chairman of the Board from April 1986, as President and Chief Executive Officer from April 1984 through March 1986, and as Vice President -- Newspaper Operations and General Manager of the Post-Dispatch from January 1978 through March 1984.

     JAMES V. MALONEY was elected to his present position with the Company in January 1984 and previously served as Administrative Assistant to Joseph Pulitzer, Jr.

     R. JEFFREY EDWARDS has served as Vice President since May 1992. Mr. Edwards, prior to his election to his present position with the Company, served as Treasurer from April 1986 until May 1992 and as Director of Taxes from August 1982 through March 1986. From September 1979 through July 1982, he was employed as a certified public accountant with Ernst & Whinney (predecessor firm to Ernst and Young).

     During 1993, the Board of Directors of the Company held 12 meetings and acted two times by unanimous written consent. Each director attended more than seventy-five percent (75%) of the Board meetings and meetings of Board committees on which he served.

     Compensation for non-employee directors is set at $5,000 per year. In addition, each non-employee director receives $750 for each meeting of the Board of Directors or any of its committees he attends in person or by telephone, a $1,000 travel allowance if he attends in person, and a per diem payment of $150 for each day he stays overnight in St. Louis or elsewhere in connection with any meeting of the Board of Directors or any of its Committees.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1993, its officers, directors and holders of more than 10% of the Company's Common Stock and Class B Common Stock complied with all Section 16(a) filing requirements except that Alice B. Hayes did not timely file an initial report of ownership required upon her election as a director. Ms. Hayes has since filed the report.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating Committee and Planning Committee.

     The Audit Committee consists of the two directors who are determined to be independent directors under the corporate responsibility requirements for companies listed on the New York Stock Exchange. The Audit Committee, which met three times during 1993, is responsible to the Board of Directors for overseeing and reviewing audit results and monitoring the effectiveness of internal audit functions. James M. Snowden, Jr. and Alice B. Hayes currently serve as members of this Committee.

Compensation Committee Interlocks and Insider Participation.

     James M. Snowden, Jr., a member of the Compensation Committee, is a director of A.G. Edwards & Sons, Inc. Since 1987, A.G. Edwards & Sons, Inc. has had a retainer relationship with the Company with respect to general financial advisory services. In addition, during 1993, A.G. Edwards & Sons, Inc. assisted the Company (i) in evaluating the purchase of two television stations, (ii) in the placement of $160 million of term and revolving debt and (iii) by acting as co-manager of an underwritten public offering of the Company's Common Stock. The Company intends to retain A.G. Edwards & Sons, Inc. in the future as financial advisors in connection with such financial matters as it deems appropriate.

     David E. Moore, a member of the Compensation Committee, is party to a consulting agreement with the Company pursuant to which the Company paid Mr. Moore $103,241 in 1993 and to which the Company will pay Mr. Moore $109,500 in 1994. The consulting agreement provides for automatic renewals.

     William Bush, an advisory member of the Compensation Committee, is a partner in Fulbright & Jaworski L.L.P. The Company has retained, and intends to retain in the future, Fulbright & Jaworski L.L.P. as attorneys in connection with such legal matters as it deems appropriate.

     The Compensation Committee consists of Michael E. Pulitzer, who is Chairman and an employee of the Company, and two directors who are not officers of the Company. The Board of Directors may in its discretion appoint a fourth person, who, if he is not a director, shall be an advisory member of the Compensation Committee. The Compensation Committee, which met four times during 1993, renders advice with respect to compensation matters and administers, among other things, the Annual Incentive Compensation Plan, the Pulitzer Publishing Company 1986 Employee Stock Option Plan and the Pulitzer Publishing Company 1986 Key Employees' Restricted Stock Purchase Plan. In addition to Michael E. Pulitzer, David E. Moore and James M. Snowden, Jr. currently serve as members of this Committee. William Bush, a partner in the law firm of Fulbright & Jaworski L.L.P., is an advisory member of this Committee.

     The Executive Committee consists of the four directors who hold the positions of President, Senior Vice President -- Finance, Senior Vice President
- -- Newspaper Operations, Senior Vice President -- Broadcasting Operations and one or more directors who are not officers of the Company. The Executive Committee, which met one time during 1993, exercises the power and authority of the Board of Directors during the period between Board meetings, subject to certain limitations. Michael E. Pulitzer, Ronald H. Ridgway, Nicholas G. Penniman IV, Ken J. Elkins and David E. Moore currently serve as members of this Committee.

     The Finance Committee consists of the three directors who hold the positions of President, Senior Vice President -- Finance and Senior Vice President -- Newspaper Operations and, in the discretion of the Board of Directors, a fourth person, designated by resolution adopted by a majority of the whole Board of Directors, who, if he is not a director, shall be an advisory member. The Finance Committee, which met seven times and acted one time by unanimous written consent during 1993, may exercise, in general, the authority of the Board with respect to approval or disapproval of contracts obligating the Company for more than $25,000 but not more than $350,000 ($700,000 with respect to the Post-Dispatch). Michael E. Pulitzer, Ronald H. Ridgway and Nicholas G. Penniman IV currently serve as members of this Committee.

     The Nominating Committee consists of two or more directors who are designated by resolution adopted by a majority of the whole Board. The Nominating Committee, which met two times in 1993, recommends qualified candidates to the Board of Directors and/or the stockholders for election as directors of the Company. David E. Moore, Peter J. Repetti and James M. Snowden, Jr. currently serve as members of this Committee.

     The Planning Committee consists of the four directors who hold the positions of President, Senior Vice President -- Finance, Senior Vice President
- -- Newspaper Operations and Senior Vice President -- Broadcasting Operations and, in the discretion of the Board of Directors, up to three additional persons, designated by resolution adopted by a majority of the whole Board of Directors, each of whom, if he is not a director, shall be an advisory member. The Planning Committee, which met three times during 1993, may consider and develop short and long-term plans and strategies for the Company for presentation to the Board of Directors for consideration and appropriate action. Michael E. Pulitzer, Ronald H. Ridgway, Nicholas G. Penniman IV, Ken J. Elkins, David E. Moore, Alice B. Hayes and Emily Rauh Pulitzer currently serve as members of this Committee. Joseph Pulitzer IV, Vice President -- Administration, and William F. Woo, Editor of the Post-Dispatch, serve as advisory members of this Committee.

                         COMPENSATION COMMITTEE REPORT

     The philosophy of the Company's executive compensation policy is to have programs which enable the Company to attract and retain key executives, promote improved corporate performance and are directly linked to increasing stockholder values. The following guidelines were established in carrying out the Company's policy.

     a) Base salaries should be maintained at levels consistent with competitive market pay practices.

     b) Executives should have a meaningful portion of their compensation at risk.

     c) A portion of executive compensation should be tied to the performance of the Company.

     d) Executive compensation should provide long-term incentives which align the executive's interests with those of the stockholders.

     e) Executive compensation should be subject to objective review by the Compensation Committee.

     The Compensation Committee is comprised of four members, three of whom are directors and one of whom is an advisory member who is a partner in the law firm that serves as the Company's general counsel. Michael E. Pulitzer is the only member who is an employee of the Company. Although a member of the Compensation Committee, Mr. Pulitzer does not participate in decisions relating to his own compensation. The Committee, from time-to-time, utilizes the services of independent compensation consultants.

     The Company's executive compensation program is comprised of three key components which are discussed below.

     Base Salary -- Base salaries for the executives named in the compensation tables (the "Named Executives") are reviewed annually by the Compensation Committee which takes into account competitive pay levels by making comparisons with other media companies. The Company participates in an annual media compensation survey conducted by an independent compensation consultant in order to have access to competitive pay levels at other media companies. This survey comprises more than 80 media companies which voluntarily participate, including the companies in the S&P Publishing-Newspapers Index and the S&P Broadcast Media Index. The Committee also considers (i) a number of factors relating to the particular executive, including individual performance, level of experience, ability and knowledge of the job and (ii) overall corporate performance without emphasizing any specific aspect. Excluding the Chief Executive Officer, whose compensation is discussed below, base salaries were increased in 1993 for the Named

Executives by 4.1% on a composite basis. Collectively, the salaries of the Named Executives, excluding the Chief Executive Officer, were above the mean and median salaries but below the 75th percentile for similar executives as reported in the survey. The Committee believes that the base salary levels are reasonable and necessary to retain these key employees.

     Annual Incentive Compensation Plan -- Under the Annual Incentive Compensation Plan, an amount, not to exceed 75% of an employee's annual base salary, may be awarded by the Compensation Committee based on certain criteria. Participants may earn from 0 to 130% of target bonuses. The Committee assigns equal weights to objective and subjective criteria. The objective criterion is a quantitative measure based on the level of operating cash flow (operating income before depreciation and amortization) compared to an actual operating cash flow goal established by the Committee at the beginning of the year. The Committee believes that the Company's operating cash flow performance will be reflected in stockholder values over the long term. Operating cash flow goals established for the St. Louis Post-Dispatch (the "Post-Dispatch"), publishing and broadcasting segments and consolidated were used as performance measurements depending upon the area(s) of responsibility of the Named Executives other than Joseph Pulitzer, Jr. Actual operating cash flows for 1993 as a percentage of the goal established for the Post-Dispatch, publishing and broadcasting segments and consolidated were 108%, 106%, 107% and 106%, respectively. Actual operating cash flows for 1993 as a percentage of the prior year's cash flow for the Post-Dispatch, publishing and broadcasting segments and consolidated were 93%, 116%, 132% and 129%, respectively.

     The second criterion for awarding a bonus under the Plan is based on subjective factors evaluated by the Compensation Committee with no predetermined emphasis placed on any one factor. Among the factors taken into consideration in awarding this portion of the bonus were the individual performance and the knowledge of the job of each of the Named Executives. The incentive compensation paid to Joseph Pulitzer, Jr. in 1993 was based solely on subjective factors including, among others, his knowledge and experience derived from more than fifty years of service to the Company. Joseph Pulitzer, Jr. died May 26, 1993.

     For 1993, excluding Joseph Pulitzer, Jr., the Named Executives as a group were paid 113% of their combined target bonus amount. In addition to payments under the Annual Incentive Compensation Plan, the Committee awarded special cash bonuses of $31,125 each to Ken J. Elkins and Ronald H. Ridgway for their efforts in completing a major acquisition of two television stations during 1993.

     Stock Compensation -- Stock compensation is comprised of stock options and restricted stock. These programs provide key executives with an opportunity to increase their ownership of Company stock, thereby aligning the executives' interests more closely with those of the stockholders. The Compensation Committee is responsible for administering the plans. Grant levels are made based on an assessment of individual performance and competitive practices of other media companies. No particular emphasis is placed on corporate performance. Grants made under the stock option and restricted stock plans for 1993 to the Named Executives are reflected in the compensation table. Stock options were granted with an exercise price equal to the market value of the Common Stock on the date of grant, vest over three years and are exercisable over ten years. The 1993 restricted stock grants, which vested immediately, were awarded to Messrs. Elkins and Ridgway for their efforts in completing the acquisitions of the two television properties. Joseph Pulitzer, Jr. and Michael
E. Pulitzer were not eligible to receive any grants of options or shares under the stock option or restricted stock plans in 1993. The combined value of the restricted stock and stock options granted to Messrs. Elkins, Penniman and Ridgway was, in aggregate, between the median and 75th percentile long-term incentive grant for similar executives as reported in the survey. The long-term incentive portion of the survey was comprised of 20 companies, including all of the companies in the S&P Publishing-Newspapers Index but excluding two of the companies in the S&P Broadcast Media Index.

     Changes made in 1993 to the Internal Revenue Code of 1986, as amended (the "Code"), impose certain limitations on the deductibility of executive compensation paid by public companies for taxable years beginning in or after 1994. In general, under the new limitations, the Company will not be able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not here relevant).

Non-deductibility would result in additional tax cost to the Company. It is possible that at least some of the cash and equity-based compensation paid or payable to the Company's executive officers will not qualify for the "performance-based compensation" exclusion under the new deduction limitation provisions of the Code. Nevertheless, the Committee anticipates that in making compensation decisions it will give consideration to the net cost to the Company (including, for this purpose, the potential limitation on deductibility of executive compensation). Indeed, to lessen the likelihood that a portion of Michael E. Pulitzer's compensation for any year will be nondeductible, it is anticipated that Mr. Pulitzer will agree to defer receipt of bonus or other compensation to the extent necessary to avoid a loss of deduction by the Company. Nevertheless, there is no assurance that all of the compensation paid or payable to Mr. Pulitzer or certain other executives for any year will be deductible in full by the Company.

     Chief Executive Officer Compensation for 1993 -- Michael E. Pulitzer's base salary was increased 3.5% to $581,000 from $561,330 effective January 1, 1993. Additionally, Mr. Pulitzer's base salary was increased 25% to $726,000 effective June 11, 1993, when he assumed the duties of Chairman of the Board in addition to his duties as President and Chief Executive Officer. Mr. Pulitzer was awarded a bonus under the Company's Annual Incentive Compensation Plan for 1993 of $345,613. His target bonus was set at 40% of base salary through June 10, 1993 and at 50% of base salary thereafter. The actual bonus paid represented 112% of the target. Fifty percent of the bonus was based on the achievement of consolidated operating cash flow measured against the goal established by the Compensation Committee for 1993. Actual consolidated operating cash flow for 1993 achieved 106% of goal and represented 129% of 1992 operating cash flow. The bonus earned under this criterion represented 124% of the target applicable to this portion of the bonus. The other 50% of the bonus was awarded by the Compensation Committee based on their overall assessment of Mr. Pulitzer's job performance for 1993. One hundred percent of this discretionary portion of the bonus was awarded to Mr. Pulitzer for 1993. The aggregate compensation paid to Mr. Pulitzer in 1993 was deemed appropriate by the Committee (without the participation of Mr. Pulitzer) considering the overall performance of the Company and Mr. Pulitzer, including his years of experience and stature in the publishing and broadcasting industries. The total compensation paid to Mr. Pulitzer in 1993 was below the 50th percentile of the total compensation, including long term incentives, of chief executive officers of media companies of similar size. As stated above, Mr. Pulitzer does not participate in the Company's long-term stock compensation plans.

                                          Compensation Committee
                                          of the Board of Directors:

                                          MICHAEL E. PULITZER, Chairman
                                          DAVID E. MOORE
                                          JAMES M. SNOWDEN, JR.
                                          WILLIAM BUSH, Advisory Member

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the compensation paid each of the last three fiscal years to the five most highly compensated executive officers of the Company for 1993:

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG TERM COMPENSATION
                                                                              ---------------------------------
                                                ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                        -----------------------------------   -----------------------   -------
              (A)              (B)      (C)        (D)          (E)            (F)          (G)        (H)           (I)
                                                               OTHER ANNUAL    RESTRICTED    OPTIONS/    LTIP        ALL OTHER
      NAME AND PRINCIPAL                                       COMPENSATION   STOCK AWARDS   SARS(4)    PAYOUTS   COMPENSATION(5)
           POSITION              YEAR   SALARY($)   BONUS($)       ($)            ($)          (#)        ($)           ($)
- -------------------------------  ----   ---------   --------   ------------   ------------   --------   -------   ---------------
Michael E. Pulitzer(1).........  1993   $ 659,332   $345,613        $0             $0           0         $0         $ 4,857
  Chairman of the Board,         1992     561,124    215,551         0              0           0          0           4,724
  President and Chief            1991     534,504    160,380         0              0           0          0           4,597
  Executive Officer

Joseph Pulitzer, Jr.(1)........  1993     210,517    103,792         0              0           0          0               0
  Past Chairman of               1992     481,144    240,660         0              0           0          0               0
  the Board                      1991     458,317    129,200         0              0           0          0               0

Ken J. Elkins..................  1993     326,100    154,608         0         43,862(2)   10,000          0          13,957
  Senior Vice President --       1992     315,000    110,880         0              0      11,000          0          13,825
  Broadcasting Operations        1991     300,000     75,000         0         42,980(3)   11,000          0          13,698

Nicholas G. Penniman IV........  1993     266,161    101,549         0              0      10,000          0           4,857
  Senior Vice President --       1992     257,156     98,784         0              0      11,000          0           4,724
  Newspaper Operations           1991     244,918    181,167         0         42,980(3)   11,000          0           4,597

Ronald H. Ridgway..............  1993     224,770    115,125         0         43,862(2)   10,000          0           4,807
  Senior Vice President --       1992     209,924     67,200         0              0      11,000          0           4,556
  Finance                        1991     199,921     70,000         0         42,980(3)   11,000          0           4,358

- ---------------
(1) Joseph Pulitzer, Jr. died on May 26, 1993. Michael E. Pulitzer was elected Chairman of the Board on June 11, 1993.

(2) The grant was for 1,300 shares representing a value of $43,862 based on the closing price of the Common Stock of $33.75 on the date of grant. At December 31, 1993, the value of the stock granted to Messrs. Elkins and Ridgway was $46,624.50 and $46,624.50, respectively. All of the stock vested upon grant, and dividends have been paid thereon.

(3) The grant was for 2,000 shares representing a value of $42,980 based on the closing price of the Common Stock of $21.50 on the date of grant. The vesting schedule of the restricted stock was as follows: 1,000 shares vested on January 2, 1992, and 1,000 shares vested on January 2, 1993. Dividends have been paid on the stock as of the date of its issuance. At December 31, 1993, the value of the stock granted to Messrs. Elkins, Penniman and Ridgway was $71,730, $71,730, and $71,730, respectively.

(4) Stock options have been adjusted for 1992 and restated for 1991 to reflect the impact of a 10% Common Stock and Class B Common Stock dividend declared by the Company's Board of Directors on January 4, 1993.

(5) Includes the Company's contributions to the Pulitzer Retirement Savings Plan, plus an auto allowance of $9,100 for Ken J. Elkins.

     The following table provides information on option grants in fiscal 1993 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

(A)                                (B)            (C)             (D)                (E)           (F)           (G)
                                                                                                   POTENTIAL REALIZABLE
                                                                                                         VALUE AT
                                                                                                    END OF OPTION TERM
                                                   % OF TOTAL                                            ASSUMING
                                                    OPTIONS                                         ANNUAL STOCK PRICE
                                     OPTIONS       GRANTED TO                                     APPRECIATION RATES OF:
                                     GRANTED      EMPLOYEES IN    EXERCISE PRICE     EXPIRATION   ----------------------
              NAME                 (SHARES)(1)    FISCAL 1993       (PER SHARE)         DATE        5%($)       10%($)
              ----                 -----------    ------------    ---------------    ----------    --------    --------
Michael E. Pulitzer.............           0             0%           $   .00                      $      0    $      0
Joseph Pulitzer, Jr.............           0             0                .00                             0           0
Ken J. Elkins...................      10,000           8.6              36.63         12/21/03      230,350     583,750
Nicholas G. Penniman IV.........      10,000           8.6              36.63         12/21/03      230,350     583,750
Ronald H. Ridgway...............      10,000           8.6              36.63         12/21/03      230,350     583,750

- ---------------
(1) Each option becomes exercisable in one-third increments on December 21, 1994, 1995 and 1996, respectively.

     The following table provides information on option/SAR exercises in fiscal 1993 by the named executive officers and the value of such officers' unexercised options/SARs at December 31, 1993:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1993 OPTION VALUES

                  EXERCISES DURING YEAR                                            FISCAL YEAR-END
- ----------------------------------------------------------    ------------------------------------------------------------
            (A)                    (B)            (C)                   (D)                            (E)

                                                                 NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                                     OPTIONS/SAR'S                    IN-THE-MONEY
                                  SHARES                               (SHARES)                  OPTIONS/SAR'S($)(1)
                               ACQUIRED ON        VALUE       ----------------------------    ----------------------------
            NAME                 EXERCISE      REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----               ------------    -----------    -----------    -------------    -----------    -------------
Michael E. Pulitzer.........         0           $     0              0               0        $       0        $     0
Joseph Pulitzer, Jr.........         0                 0              0               0                0              0
Ken J. Elkins...............         0                 0         60,500          21,000          795,647         96,291
Nicholas G. Penniman IV.....         0            68,625         55,000          21,000          734,584         96,291
Ronald H. Ridgway...........         0                 0         60,500          21,000          795,647         96,291

- ---------------
(1) Computed based upon the difference between closing price of the Company's Common Stock on December 31, 1993, and the exercise price.

     Pulitzer Publishing Company Pension Plan. Effective January 1, 1989, the Board of Directors of the Company established the Pulitzer Publishing Company Pension Plan (the "Pension Plan"). Generally, the Pension Plan provides retirement benefits to non-union employees of the Company and all employees of the Company's broadcasting subsidiaries. The Company's executive officers, other than Glenn A. Christopher, are covered under the Pension Plan. Joseph Pulitzer, Jr. was not covered under the Pension Plan.

     Pursuant to a plan merger in 1989, the Pension Plan received assets from and assumed liabilities of the Joseph Pulitzer Pension Plan (with respect to non-union employees of the Company) and a number of separate pension plans which previously covered employees of the Company's broadcasting subsidiaries. The Joseph Pulitzer Pension Plan continues to cover certain union and other present or retired employees, including Glenn A. Christopher, not covered by the Pension Plan.

     Generally, the Pension Plan provides a monthly retirement income benefit, commencing at normal retirement age (later of age 65 or five years of service), based upon previous accruals under the defined benefit plans merged into the Pension Plan, as well as future benefit accruals of (i) 1.5% of "monthly earnings" for each year of post-1988 service up to 25 years,
(ii) 1% of "monthly earnings" for each year of post-1988 service beyond 25 years and (iii) .5% of "monthly earnings" in excess of "covered compensation" for each year of service up to a total of 35 years (subject to certain limitations). Generally, monthly earnings means the monthly average of an employee's base earnings in the specified years, and covered compensation means base compensation with respect to which social security benefits are earned. Retirement benefits become nonforfeitable when a covered employee completes five years of service. A covered employee may retire with reduced benefits after attaining age 55 and completing five years of service.

     Total estimated annual retirement benefits for Michael E. Pulitzer, Ken J. Elkins, Nicholas G. Penniman IV and Ronald H. Ridgway under the Pension Plan, assuming they continue in their current positions at their current levels of compensation and retire at age 65, are $48,140, $70,659, $69,129 and $63,967, respectively. The following table shows the estimated annual compensation payable under the Pension Plan to persons retiring at age 65. The table reflects the fact that the benefits provided by the Pension Plan's formula are subject to certain limitations under the Internal Revenue Code of 1986, as amended (the "Code").

 FINAL
  THREE
  YEAR                                           YEARS OF SERVICE
AVERAGE                         ---------------------------------------------------
COMPENSATION                      15         20         25         30         35
- --------                        -------    -------    -------    -------    -------
$150,000 ....................   $30,873    $36,825    $41,357    $42,759    $43,640
 200,000 ....................    41,771     49,910     56,156     58,227     59,605
 250,000 ....................    43,177     57,569     70,954     73,696     75,570
 300,000 ....................    43,177     57,569     71,961     82,603     91,534
 350,000 ....................    43,177     57,569     71,961     82,603     93,245
 400,000 ....................    43,177     57,569     71,961     82,603     93,245
 450,000 ....................    43,177     57,569     71,961     82,603     93,245
 500,000 ....................    43,177     57,569     71,961     82,603     93,245

     Supplemental Executive Benefit Pension Plan. In 1986, the Board of Directors of the Company adopted an unfunded Supplemental Executive Benefit Pension Plan (the "Supplemental Plan") to provide supplemental retirement benefits to such executive officers and highly compensated employees of the Company, other than Joseph Pulitzer, Jr. and Glenn A. Christopher, as are selected from time to time by the Board of Directors. The Supplemental Plan will provide an annual retirement benefit equal to 40% of the executive's final three-year average compensation (proportionally reduced for service under 25 years), less the amounts payable under any qualified defined benefit pension plans (including the Pension Plan) or defined contribution plan (exclusive of employee contributions and earnings thereon) maintained by the Company. The Supplemental Plan also provides for retirement benefits in reduced amounts in the event of early retirement between ages 55 and 65 after ten years of service and for a surviving spouses's benefit (equal to one-half of the benefit otherwise payable) if death occurs while an executive is still employed or after benefits have commenced. The estimated credited years of service for Michael E. Pulitzer, Ken J. Elkins, Nicholas G. Penniman IV and Ronald H. Ridgway under the Supplemental Plan are 33 years, 32 years, 18 years and 23 years, respectively. See "Employment and Other Agreements" for a description of the Company's individual supplemental retirement arrangements with Joseph Pulitzer, Jr. and Glenn A. Christopher. The following table shows the estimated annual compensation payable, inclusive of amounts payable under the Pension Plan and defined contribution plan (exclusive of employee contributions and earnings thereon), to persons retiring at age 65 in the specified compensation and years-of-service classifications. The Supplemental Plan benefit is the difference between the total benefit shown in the following table and the amounts payable under the Pension Plan and defined contribution plan (exclusive of employee contributions and earnings thereon).

 FINAL
  THREE
  YEAR                                      YEARS OF SERVICE
AVERAGE                 --------------------------------------------------------
COMPENSATION               15          20          25          30          35
- --------                --------    --------    --------    --------    --------
$150,000 .............  $ 36,000    $ 48,000    $ 60,000    $ 60,000    $ 60,000
 200,000 .............    48,000      64,000      80,000      80,000      80,000
 250,000 .............    60,000      80,000     100,000     100,000     100,000
 300,000 .............    72,000      96,000     120,000     120,000     120,000
 350,000 .............    84,000     112,000     140,000     140,000     140,000
 400,000 .............    96,000     128,000     160,000     160,000     160,000
 450,000 .............   108,000     144,000     180,000     180,000     180,000
 500,000 .............   120,000     160,000     200,000     200,000     200,000

     The Pulitzer Retirement Savings Plan. The Company also maintains the Pulitzer Retirement Savings Plan (the "Retirement Savings Plan") for the benefit of employees of the Company and certain subsidiaries. Joseph Pulitzer, Jr., did not participate in the Retirement Savings Plan. The Retirement Savings Plan is intended to be a qualified plan under Section 401(a) of the Code, and contains a qualified cash or deferred arrangement as described under Section 401(k) of the Code. The Retirement Savings Plan is funded through the Company's contributions and participating employees' elective 401(k) deferrals. Generally, employees may defer through payroll deductions up to 16% of their regular salary (10% if annual salary equals or exceeds $64,245, subject to adjustment each year), but not more than the annual 401(k) limit which, for 1994, is $9,240.

     The Company makes matching and non-matching contributions for certain groups of eligible participants under varying formulas, in part determined by collective bargaining agreements. The group, including the Company's executive officers, receives a 50% match of employee elective deferrals up to a maximum of 2% of covered compensation plus $30 per month ($40 per month effective January 1, 1994).

     The Company's contributions under the Retirement Savings Plan for the accounts of the five most highly compensated executive officers of the Company are included in the amount of cash compensation set forth opposite their names on the Summary Compensation Table set forth on page 11.

     Insurance Benefits. In 1986, the Board of Directors adopted an insurance benefit program for certain of its executive officers and key employees other than Joseph Pulitzer, Jr. to provide group life, accidental death and dismemberment and long-term disability insurance coverage in addition to the nondiscriminatory group life and accidental death and dismemberment insurance coverage maintained by the Company for all its employees. The group life insurance benefit was increased to equal 1 1/2 times the executive's total annual compensation, but in no event may it exceed $250,000. Upon retirement, the group life insurance coverage is reduced to $50,000. The accidental death and dismemberment coverage was increased to equal the amount of the group life insurance benefit and terminates upon retirement.

     Long-term disability insurance coverage was instituted to provide a salary replacement equal to 60% of total compensation, subject to a maximum monthly benefit payment of $10,000. Benefits are payable after the ninetieth day of total disability and continue for the duration of the disability or until age
65. Executives who become disabled after age 60 are entitled to reduced benefits. Benefits are integrated with other sources of disability income, such as Social Security Disability Income.

     Employment and Other Agreements. The Company had an employment agreement with Joseph Pulitzer, Jr. which provided for a base salary of $498,200 per annum for 1993. Mr. Pulitzer died on May 26, 1993. Pursuant to the terms of the employment agreement, Mr. Pulitzer's estate received, for each of the three months following his death, the monthly base salary which would have been paid to Mr. Pulitzer. At December 31, 1983, the Company had accrued $1,179,145 as a deferred amount in respect of amounts otherwise payable to Joseph Pulitzer, Jr. through that date under a prior employment agreement dated May 10, 1955. No further accrual was added to the deferred amount after December 31, 1983. The deferred amount is being paid to Emily Rauh Pulitzer, as beneficiary, in 120 equal monthly installments with interest at 9% per annum.

     The Company has an employment agreement with Michael E. Pulitzer which provided for a base salary of $581,000 per annum effective January 1, 1993, which amount was increased to $726,000 per annum on June 11, 1993, when he assumed the duties of Chairman of the Board in addition to his duties as President and Chief Executive Officer. The agreement has a one-year term and provides for automatic successive one-year terms with payment of such base salary as shall be mutually agreed by Michael E. Pulitzer and the Company, unless notice is given by either party to the contrary. The employment agreement was renewed for 1994, providing for a base salary of $770,000 per annum.

     The Company has a consulting agreement and two supplemental retirement benefit agreements with Glenn A. Christopher. The consulting agreement was executed following the expiration on August 31, 1988, of Mr. Christopher's employment agreement with the Company. The employment agreement had provided for the payment of an annual base salary of $200,000 through August 31, 1988. The consulting agreement, as amended and effective May 1, 1993 (the "Consulting Agreement"), provides for the payment of $25,000 for the period of May 1, 1993 through April 30, 1994 in respect of consulting services provided by him to the Company. The first supplemental retirement benefit agreement, dated June 5, 1984 (the "First Supplemental Agreement"), provides for a supplemental retirement benefit of $100,000 (plus interest thereon from the date of the agreement) to be paid to Mr. Christopher in 180 monthly installments following the termination of his employment with the Company. The Company and Mr. Christopher have agreed in the Consulting Agreement to defer until such date as mutually agreed by them the benefits to which Mr. Christopher is entitled under the First Supplemental Agreement. The second supplemental retirement benefit agreement, dated October 26, 1984 (the "Second Supplemental Agreement"), provides for an annual supplemental retirement benefit equal to $90,000, to be reduced to $45,000 upon his death, so long as his wife shall survive him. All such payments, however, are to be reduced by $52,986 received by Mr. Christopher or by $26,493 to be received by his wife, if she survives him, under the Joseph Pulitzer Pension Plan. Payments to Mr. Christopher commenced under the Second Supplemental Agreement following his termination of employment with the Company on August 31, 1988.

     The Company has a consulting agreement with David E. Moore which provided for the payment of $103,241 per annum in respect of consulting services provided by him to the Company in 1993. The agreement provides for automatic renewals, commencing January 1 of each year, unless notice is given by either party to the contrary. The consulting agreement has been automatically renewed for 1994, providing for the payment of $109,500 per annum.

     The Company has a consulting agreement with Peter J. Repetti. Mr. Repetti received, commencing in October 1991, and continues to receive, a quarterly fee which was increased from $10,000 to $12,500 as of January 1, 1994, for consulting services provided to the Company. This arrangement is terminable at any time by either party.

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
(PULITZER, S&P 500, S&P PUBLISHING-NEWSPAPERS INDEX, S&P BROADCAST MEDIA INDEX)


                   Pulitzer Publishing                          S&P Publishing          S&P Broadcast Media
        Date            Company                 S&P 500        Newspapers Index                Index
        12/88           $100.0                 $100.0              $100.0                    $100.0
        12/89           $122.9                 $131.6              $118.9                    $143.8
        12/90           $ 77.1                 $127.5              $ 95.3                    $119.4
        12/91           $ 96.2                 $166.1              $115.4                    $124.5
        12/92           $151.8                 $178.8              $129.1                    $156.6
        12/93           $176.6                 $196.7              $149.5                    $219.6


                          PULITZER PUBLISHING COMPANY
                          RELATIVE MARKET PERFORMANCE
                             TOTAL RETURN 1988-1993

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Company, the S&P 500 Composite, the S&P Publishing Newspapers Index and the S&P Broadcast Media Index is based on the stock price or composite index at the end of fiscal 1988.

     The above graph compares the performance of the Company with that of the S&P 500 Composite, the S&P Publishing-Newspapers Index and the S&P Broadcast Media Index, with the investment weighted on market capitalization. Companies included in the S&P Publishing-Newspapers Index are: Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, The Times Mirror Company and Tribune Company. Companies included in the S&P Broadcast Media Index are: Capital Cities/ABC, Inc., CBS Inc., Comcast Corp., and Tele-Communications, Inc.

                  APPROVAL OF THE PULITZER PUBLISHING COMPANY
               1994 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN

     On March 15, 1994, the Board of Directors of the Company adopted, subject to stockholder approval at the Company's 1994 Annual Meeting of Stockholders, the Pulitzer Publishing Company 1994 Key Employees'

Restricted Stock Purchase Plan (the "Stock Plan"). If the Stock Plan is approved by the Company's stockholders, it will replace the Pulitzer Publishing Company 1986 Key Employees' Restricted Stock Purchase Plan (the "Prior Stock Plan"), which otherwise will terminate in March 1996.

     The Company's Board of Directors believes that the Stock Plan will enhance the ability of the Company to attract, motivate and retain key personnel and will thereby serve the best interests of the Company and its stockholders.

     The following summary discusses briefly the principal features of the Stock Plan and is qualified in its entirety by reference to the text of the Stock Plan, which is attached hereto as Exhibit A.

     The Stock Plan permits the issuance of shares of the Company's Common Stock to present and future officers and other key employees and personnel of the Company or a "subsidiary" of the Company, which, for this purpose, includes any entity (whether or not incorporated) in which the Company has an ownership interest, directly or indirectly, of at least 50%. Shares may not be issued under the Stock Plan to Michael E. Pulitzer or to any director of the Company who is not also an employee of the Company or a subsidiary. Subject to appropriate adjustment for stock dividends or other capital changes, the aggregate number of shares which may be issued under the Stock Plan is limited to 250,000, and the maximum number of shares which may be issued in any calendar year to any employee is limited to 50,000.

     The Stock Plan will be administered by a committee (the "Committee") consisting of at least two non-employee directors appointed by the Board of Directors. Subject to the provisions of the Stock Plan, the Committee will determine whether, when and to whom awards will be made. The Committee will also determine the terms and conditions of each award, including, for example, the purchase price of shares (which may not be less than par value) and the vesting or other conditions to which shares acquired under the Stock Plan will be subject. The Stock Plan may be amended or terminated at any time by the Board of Directors, subject, however, to stockholder approval in the case of certain material enhancements.

     In general, unless an early income recognition election is made, the recipient of restricted stock under the Stock Plan will realize ordinary income as and when the restrictions lapse equal to the then difference between the fair market value of the stock and the amount, if any, paid therefor by the recipient. Also, subject to the executive compensation deduction limitations of
Section 162(m) of the Code (discussed below), the Company will generally be entitled to a deduction corresponding to the ordinary income realized by the recipient.

     It is likely that compensation paid under the Stock Plan will be subject to the executive compensation deduction limitations of Section 162(m) of the Code. Accordingly, although the Company expects that the Committee will take into consideration the potential non-deductibility of compensation attributable to a particular award under the Stock Plan, it is possible that all or a portion of the Stock Plan compensation paid to certain executive officers will not be deductible by the Company.

     Shares to be issued under the Stock Plan shall be available either from authorized but unissued shares or from shares of Common Stock reacquired by the Company. If approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders, the Stock Plan will be effective as of March 15, 1994, and will terminate on March 14, 2004.

     It is not possible at this time to determine who may be selected to receive stock under the Stock Plan or the number of shares of stock that may be granted or sold to any individual. Such selections and determinations shall be made by the Committee based on, among other factors, an assessment of individual performance and competitive practices of other media companies. Information concerning restricted stock granted in 1993 under the Prior Stock Plan is set forth below in the table:

                     RESTRICTED STOCK GRANTED IN 1993 UNDER
                        THE PULITZER PUBLISHING COMPANY
               1986 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN

                                                                                      NUMBER
     NAME AND POSITION                                               DOLLAR VALUE    OF SHARES
     -----------------                                               ------------    ---------
     Michael E. Pulitzer(1)
       Chairman of the Board, President and Chief Executive
       Officer....................................................             --         --
     Joseph Pulitzer, Jr.(1)
       Past Chairman of the Board.................................             --         --
     Ken J. Elkins
       Senior Vice President -- Broadcasting Operations...........    $ 43,862(2)      1,300
     Nicholas G. Penniman IV
       Senior Vice President -- Newspaper Operations..............             --         --
     Ronald H. Ridgway
       Senior Vice President -- Finance...........................      43,862(2)      1,300
     Executive Group..............................................      87,724(2)      2,600
     Non-Executive Director Group.................................             --         --
     Non-Executive Officer Employee Group.........................             --         --

- ---------------
(1) Joseph Pulitzer, Jr. died on May 26, 1993. Michael E. Pulitzer was elected Chairman of the Board on June 11, 1993.

(2) The closing price of the Common Stock on the date of grant was $33.75. The Common Stock fully vested on the date of grant.

     The affirmative vote of the holders of a majority of the aggregate voting power of the Company's shares of Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the Stock Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PULITZER PUBLISHING COMPANY 1994 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN.

           APPROVAL OF THE PULITZER PUBLISHING COMPANY 1994 EMPLOYEE
                               STOCK OPTION PLAN

     On March 15, 1994, the Board of Directors of the Company adopted, subject to stockholder approval at the Company's 1994 Annual Meeting of Stockholders, the Pulitzer Publishing Company 1994 Employee Stock Option Plan (the "Plan"). If the Plan is approved by the Company's stockholders, it will replace the Pulitzer Publishing Company 1986 Employee Stock Option Plan (the "Prior Plan"), which, according to its terms, would otherwise terminate in April 1996.

     The Company's Board of Directors believes that the Plan will enhance the Company's ability to attract, motivate and retain key personnel and will thereby serve the best interests of the Company and its stockholders.

     The following summary describes the principal features of the Plan and is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Exhibit B.

     The Plan permits the granting of options to purchase shares of the Company's Common Stock to present and future officers and other key employees or personnel of the Company or a "subsidiary" of the Company, which, for this purpose, includes any entity (whether or not incorporated) in which the Company has an ownership interest, directly or indirectly, of at least 50%. Options may not be granted to Michael E. Pulitzer. Options to purchase 1,000 shares of Common Stock will be automatically granted to non-employee directors (other than directors who beneficially own 1% or more of any class of capital stock of the Company) on the date the Plan is adopted and on the date following the date of each annual meeting of the Company's stockholders following the 1994 Annual Meeting of Stockholders. Subject to adjustment to reflect stock dividends and other capital changes, a total of 1,500,000 shares of Common Stock may be issued under the Plan, of which no more than 100,000 shares may be issued to non-employee directors under the automatic grant feature, and the number of shares covered by options granted to an employee in any calendar year may not exceed 150,000.

     The Plan will be administered by a committee (the "Committee") of at least two non-employee directors appointed by the Board of Directors. Subject to the provisions of the Plan, and except as specifically provided with respect to options automatically granted to non-employee directors, the Committee has the authority to determine the individuals to whom stock options will be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions (if any) with respect to the exercise of each option, the terms for payment of the option price and other terms and conditions. Payment for shares acquired upon the exercise of an option may be made (as determined by the Committee) in cash, by promissory note or by shares of Common Stock. Options granted to employees may be designated as "incentive stock options" eligible for favorable income tax treatment under the Code. In general: the option exercise price per share may not be less than the fair market value per share on the date the option is granted; all options must expire no later than ten years from the date of grant; and no option may be exercised more than three months after termination of the optionee's service (12 months if the optionee's service is terminated by reason of disability or death). Options automatically granted to non-employee directors will vest one year from the date of grant (or the optionee's earlier death or disability), and, generally, will continue to be exercisable for three years following the optionee's termination of service as a member of the Board of Directors.

     Options may not be transferred during the lifetime of an optionee. The Plan may be amended or terminated at any time by the Board of Directors, subject, however, to stockholder approval in the case of certain material enhancements. No options may be granted under the Plan after March 14, 2004.

     An optionee will not realize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an "incentive stock option" (within the meaning of Section 422 of the Code) will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction, subject to the executive compensation deduction limitations of Section 162(m) of the Code. (If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Securities Exchange Act of 1934, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised.

     The holder of an "incentive stock option" will not realize taxable income upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the "incentive stock option" is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction, subject to the executive compensation deduction limitations of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

     It is possible that all or a portion of the compensation realized under the Plan by certain executive officers will not be deductible by the Company by reason of the executive compensation deduction limitations of

Section 162(m) of the Code. Accordingly, although the Company expects that the Committee will take into consideration the non-deductibility of compensation attributable to a particular award under the Plan, no assurance can be given that all or part of any such compensation will be deductible by the Company.

     It is not possible at this time to determine who may be selected to receive stock options under the Plan or the number of stock options that may be granted to any individual. Such selections and determinations shall be made by the Committee. Information concerning stock options granted in 1993 under the Prior Plan is set forth below in the table:

                      STOCK OPTIONS GRANTED IN 1993 UNDER
                        THE PULITZER PUBLISHING COMPANY
                        1986 EMPLOYEE STOCK OPTION PLAN

                                                                       EXERCISE PRICE
                                                                         PER STOCK          NUMBER OF
NAME AND POSITION                                                          OPTION            OPTIONS
- -----------------                                                    -----------------      ---------
Michael E. Pulitzer(1)
  Chairman of the Board,
  President and Chief Executive Officer..........................             --                 --

Joseph Pulitzer, Jr.(1)
  Past Chairman of the Board.....................................             --                 --

Ken J. Elkins
  Senior Vice President -- Broadcasting Operations...............        $ 36.63(2)          10,000

Nicholas G. Penniman IV
  Senior Vice President -- Newspaper Operations..................          36.63(2)          10,000

Ronald H. Ridgway
  Senior Vice President -- Finance...............................          36.63(2)          10,000

Executive Group..................................................          36.63(2)          30,000

Non-Executive Director Group.....................................             --                 --

Non-Executive Officer Employee Group.............................          36.63(2)          15,150

- ---------------
(1) Joseph Pulitzer, Jr. died on May 26, 1993. Michael E. Pulitzer was elected Chairman of the Board on June 11, 1993.

(2) The closing price of the Common Stock on the date of grant was $36.63. The option becomes exercisable in one-third increments on December 21, 1994, 1995 and 1996, respectively.

     The affirmative vote of the holders of a majority of the aggregate voting power of the Company's shares of Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PULITZER PUBLISHING COMPANY 1994 EMPLOYEE STOCK OPTION PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Although the by-laws of the Company do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that its appointment of independent auditors be ratified by the stockholders. Deloitte & Touche has been the independent auditors for the Company and will serve in that capacity for the 1994 fiscal year. The Board of Directors will ask the stockholders to ratify the appointment of this firm as independent auditors for the Company at the Annual Meeting.

     A representative of Deloitte & Touche will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals that are intended to be presented at the 1995 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 5, 1994, for inclusion in the Board of Directors' proxy statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment. The prompt return of your proxy will be appreciated. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          JAMES V. MALONEY
                                          Secretary

Dated: April 8, 1994

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: PULITZER PUBLISHING COMPANY, ATTN: MR. JAMES V. MALONEY, SECRETARY, 900 NORTH TUCKER BOULEVARD, ST. LOUIS, MISSOURI 63101.

                                                                       EXHIBIT A

                          PULITZER PUBLISHING COMPANY
               1994 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Pulitzer Publishing Company 1994 Key Employees' Restricted Stock Purchase Plan (the "Plan") is to enable Pulitzer Publishing Company (the "Company") and its stockholders to secure the benefits of incentives inherent in common stock ownership by present and future officers and other key employees and personnel of the Company and its subsidiaries, which, for purposes hereof, shall be deemed to include any entity in which the Company has an ownership interest, directly or indirectly, of at least 50% (a "Subsidiary").

     2. Stock Subject to the Plan. Subject to the provisions of Section 6 hereof, the Company may issue and sell a total of 250,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. If shares issued and sold hereunder are repurchased by the Company in accordance with the provisions hereof or of the applicable restricted stock purchase agreements, then such shares shall again be available for issuance under the Plan. No more than 50,000 shares of Common Stock may be issued and sold in any calendar year to any employee of the Company or a Subsidiary.

     3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board of Directors of the Company (the "Board"). Each member of the Committee will be a "disinterested director" within the meaning and for the purposes of Rule 16b-3 issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to make awards under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of restricted stock purchase agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

     4. Eligibility. Shares of Common Stock may be issued and sold under the Plan to present and future officers and other key employees and personnel of the Company or a Subsidiary. Common Stock may not be issued or sold under the Plan to Michael E. Pulitzer or to directors of the Company who are not also employees of the Company and/or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom Common Stock will be offered hereunder, and will fix the number of shares covered by each such offer and establish the terms and conditions thereof, including, without limitation, the purchase price, and vesting and other restrictions on any shares to be acquired pursuant to said offer.

     5. Terms and Conditions of Restricted Stock Awards. Each restricted stock award made and accepted under the Plan will be evidenced by a restricted stock purchase agreement approved by the Committee. Each restricted stock award will be subject to the terms and conditions set forth in this section and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

          (a) Purchase Price. The purchase price of shares of Common Stock issued and sold under this Plan may not be less than the par value thereof on the date of their issuance and sale. For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing price per share, as published by a national securities exchange on which shares of Common Stock are traded, on such date or, if there is no sale on such date, on the next preceding date on which shares of Common Stock are traded.

          (b) Notification and Acceptance of Award. The Committee will notify each individual who receives a restricted stock award hereunder of the fact of the award and of the material terms and conditions of the award. Notification shall include (and may consist of) a copy of the proposed restricted stock agreement. Unless the Committee determines otherwise, each person who receives an award shall have thirty days to accept the award by returning to the Company a completed and signed restricted stock purchase agreement, accompanied by payment in full for the shares covered thereby. The Committee shall have the right to modify or cancel an award prior to its timely acceptance by the recipient.

          (c) Payment of Purchase Price. The purchase price of shares of Common Stock acquired hereunder may be paid in cash and/or other form of payment permitted by the Committee.

          (d) Restrictions. The Committee shall determine if, the extent to which and the manner in which shares of Common Stock issued or sold pursuant to the Plan shall be subject to vesting and/or other conditions and restrictions. Unless the Committee determines otherwise, with respect to each restricted stock award made hereunder, the Company shall have the right, but not the obligation, to reacquire all or a portion of the shares of Common Stock acquired pursuant to the award for an amount equal to the price paid therefor if the applicable vesting or other conditions or restrictions are not satisfied within the time or in the manner specified in the award. The recipient of a restricted stock award may be required to agree that all Common Stock acquired by him or her pursuant to the Plan is acquired for investment purposes and not for the purpose of resale or other distribution thereof.

          (e) Transferability. Shares of Common Stock issued and sold hereunder and subject to reacquisition by the Company may not be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated by the holder thereof other than to the Company in accordance with the restricted stock purchase agreement applicable thereto. Any attempt to do any of the foregoing shall be null and void, and, unless the Committee determines otherwise, shall result in the immediate forfeiture of such shares of Common Stock.

          (f) Other Provisions. The Committee may impose such other conditions with respect to the issuance and sale of Common Stock under the Plan as it may deem necessary or advisable, including, without limitation, any conditions relating to the application of federal or state securities, tax or other laws.

     6. Capital Changes. The aggregate number and class of shares for which awards may be made under the Plan and the maximum number of shares which may be issued in any calendar year to any employee shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

     7. Amendment and Termination. The Board may amend or terminate the Plan. Except as otherwise provided in Section 6 hereof, any amendment which would increase the aggregate number of shares of Common Stock as to which awards may be made under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive awards under the Plan shall be subject to the approval of the Company's stockholders. No amendment or termination of the Plan may affect adversely the terms of any outstanding award or restricted stock purchase agreement without the written consent of the holder. The Committee may amend the terms of any award or restricted stock purchase agreement made hereunder at any time and from time to time (e.g., to accelerate vesting upon a change of control), provided, however, that any amendment which would adversely affect the rights of the holder under his or her award or agreement may not be made without the holder's prior written consent.

     8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an award under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     9. Governing Law. The Plan and each award and agreement made hereunder shall be governed by the laws of the State of Delaware.

     10. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     11. Term of the Plan. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of any individual to whom shares of Common Stock are issued and sold hereunder shall not be affected solely by reason of the termination of the Plan and shall continue to be governed by the terms of the applicable restricted stock grant or restricted stock purchase agreement (as then in effect or thereafter amended) and the Plan.

                                                                       EXHIBIT B

                          PULITZER PUBLISHING COMPANY
                             1994 STOCK OPTION PLAN

     1. Purpose. The purpose of the Pulitzer Publishing Company 1994 Stock Option Plan (the "Plan") is to enable Pulitzer Publishing Company (the "Company") and its stockholders to secure the benefit of the incentives inherent in common stock ownership by (a) present and future officers and other key employees and personnel of the Company and its subsidiaries, which, except as otherwise specified herein, shall include any entity in which the Company has an ownership interest, directly or indirectly, of at least 50% (a "Subsidiary"), and (b) Non-Employee Directors (within the meaning of Section 6(a) hereof).

     2. Stock Subject to the Plan. Subject to the provisions of Section 7(a) hereof, the Company may issue and sell a total of 1,500,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan, of which no more than 100,000 shall be issuable pursuant to Section 6 (relating to nondiscretionary grants to Non-Employee Directors). Such shares may be either authorized and unissued or held by the Company in its treasury. The maximum option grant which may be made in any calendar year to any employee of the Company or a Subsidiary shall not cover more than 150,000 shares. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which terminates or expires by its terms, by cancellation or otherwise.

     3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board of Directors of the Company (the "Board"). Each member of the Committee will be a "disinterested director" within the meaning and for the purposes of Rule 16b-3 issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct. Notwithstanding anything to the contrary herein contained, the Board shall be responsible for administering the provisions hereof in connection with nondiscretionary options granted pursuant to Section 6 hereof and all references herein to the Committee shall be deemed to refer to the Board with respect to any such option grant.

     4. Eligibility. Options may be granted under the Plan to present and future officers and other key employees or other personnel of the Company or a Subsidiary, except Michael E. Pulitzer. Options may be granted to Non-Employee Directors only in accordance with Section 6 hereof. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, the exercise price, restrictions on the exercisability of the option and/or on the disposition of the shares of Common Stock issued upon exercise thereof, and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option").

     5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Subject to the provisions hereof, including, without limitation, the provisions of
Section 6, each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

          (a) Option Exercise Price. The exercise price per share may not be less than the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (a "ten percent shareholder")). For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing price per share as published by a national securities exchange on which shares of Common Stock are traded on such date or, if there is no sale on such date, on the next preceding date on which shares of Common Stock are traded.

          (b) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

          (c) Exercise of Options. No option will become exercisable unless the person to whom the option is granted remains in the continuous employ or service of the Company or a Subsidiary for at least six months (or for such other period as the Committee may designate) from the date the option is granted. The Committee will determine and will set forth in the option agreement any vesting or other restrictions on the exercisability of the option, subject to earlier termination of the option as may be required hereunder, and any vesting or other restrictions on shares of Common Stock acquired pursuant to the exercise of the option. An option may be exercised by transmitting to the Company, in a manner prescribed or approved by the Committee, (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price in cash or by personal check or by such other means or in such other manner of payment as the Committee may permit, together with the amount, if any, deemed necessary by the Company to enable the Company or a Subsidiary, as the case may be, to satisfy its income tax withholding obligations with respect to such exercise unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations. Subject to the provisions of applicable law, the Company may agree to retain and withhold a number of shares of Common Stock sufficient to reimburse the Company for all or part of its withholding tax obligation.

          (d) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock and installment payments under the optionee's promissory note.

          (e) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          (f) Nontransferability of Options. No option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

          (g) Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then, unless extended by the Committee acting in its sole discretion, each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service, or, if earlier, the date specified in the option agreement. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

          (h) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable. In the case of an Incentive Stock Option, at the time the option is granted the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which the Incentive Stock Option is exercisable for the first time by the optionee during any calendar year may not exceed $100,000.

     6. Grant of Options to Non-Employee Directors.

          (a) Definition. For all purposes hereof, the term "Non-Employee Director" means any member of the Board who is not also an employee of the Company or a Subsidiary.

          (b) Nondiscretionary Grants. An option to purchase 1,000 shares of Common Stock will automatically be granted to each Non-Employee Director on the date this Plan is adopted by the Board, subject, however, to the approval of the Plan by the Company's stockholders at their next annual meeting. In addition, on the day following the date of each annual meeting of the Company's stockholders which is held subsequent to the annual meeting at which this Plan is approved, an option to purchase 1,000 shares of Common Stock will automatically be granted to each Non-Employee Director who is then serving as a member of the Board. Notwithstanding the foregoing, no option may be granted to a Non-Employee Director who, on the date the option would otherwise be granted, beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 1% or more of the Common Stock of the Company or of any other class of capital stock of the Company.

          (c) Terms and Conditions of Nondiscretionary Option
     Grants. Notwithstanding anything to the contrary contained herein, in the case of an option granted to a Non-Employee Director under this Section,
     (1) the exercise price per share shall be equal to the fair market value of a share of Common Stock on the date the option is granted; (2) unless sooner terminated, the option will expire on the date ten years from the date the option is granted; (3) unless amended pursuant to Section 8 hereof, the option will not be exercisable (and will thereupon expire) if the optionee's service as a director ends for any reason other than death or disability prior to the annual meeting of the Company's stockholders next following the date as of which the option is granted; (4) the purchase price of shares of Common Stock acquired pursuant to the exercise of the option shall be payable in cash or by personal check or with previously-owned shares of Common Stock, or a combination thereof; and (5) unless sooner terminated hereunder, the option will continue to be exercisable for three years following the date of the optionee's termination of service as a member of the Board.

          (d) General. It is intended that options granted under this Section shall constitute nondiscretionary options granted under a "formula plan" within the meaning and for the purposes of Rule 16b-3. The provisions of the Plan and of any option agreement made in connection with options granted under this Section of the Plan shall be interpreted and applied accordingly.

     7. Capital Changes, Reorganization, Sale.

          (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares for which options may be granted to any individual in any calendar year, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

          (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section 7(b), in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction will thereupon terminate. Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The amount and price of converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement.

          (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

          (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

          (e) Determination of Board to be Final. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     8. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely any outstanding option without the written consent of the optionee. Except as otherwise provided in Section 7, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, increase the number of shares with respect to which options may be granted to any individual in any calendar year, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any stock option agreement made hereunder at any time and from time to time (e.g., to accelerate vesting upon a change of control), provided, however, that any amendment which would adversely affect the rights of the optionee may not be made without the optionee's prior written consent. Notwithstanding anything to the contrary contained herein or in any option agreement made hereunder, the provisions of Section 6 of the Plan and any other provision of the Plan or of an option agreement relating to the timing of nondiscretionary option grants to Non-Employee Directors, the amount of shares covered by any such option grant and the exercise price thereunder may not be amended more than once in every six months, and no amendment may be made to the Plan or an option agreement if, as a result of such amendment, the provisions of the Plan relating to nondiscretionary option grants to Non-Employee Directors would no longer qualify as a "formula plan" under Rule 16b-3.

     9. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     10. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

     11. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     12. Term of the Plan. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.

                         PULITZER PUBLISHING COMPANY
            THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
P           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1994

        Michael E. Pulitzer and David E. Moore, and each of them, as the true
R and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Common Stock of Pulitzer
O Publishing Company held of record by the undersigned on March 23, 1994, at the Annual Meeting of Stockholders to be held at 10:00 A.M., Central Daylight Time, on May 11, 1994, at the Grandel Square Theatre 3610
X Grandel Square, St. Louis, Missouri 63103 and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

Y

        Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

        The signer acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.



        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE bOARD OF dIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                SEE REVERSE
                                                                    SIDE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH BELOW AND "FOR" PROPOSAL(S) 2,3,4.

                 FOR       WITHHELD                                                                     FOR     AGAINST      ABSTAIN
1. Election of                      Nominees:                   2. Approval of the Pulitzer Publishing  / /       / /         / /
   Directors     / /         / /    Michael E. Pulitzer            Company 1994 Key Employees'
                                    Ronald H. Ridgway              Restricted Stock Purchase Plan.      / /       / /         / /
                                    Peter J. Repetti

FOR, except vote withheld from the following nominee(s):        3. Approval of the Pulitzer Publishing
                                                                   Company 1994 Employee Stock
- ----------------------------------------                           Option Plan.                         / /       / /         / /

                                                                4. Ratification of th Appointment of
                                                                   Deloitte & Touche as independent
                                                                   Auditors of the Company for the
                                                                   1994 Fiscal Year.                    / /       / /         / /


SIGNATURE(S)                                                        DATE
            --------------------------------------------------          ------------------------------------

NOTE:  Please sign exactly as name appears hereon.  Each joint owner should sign.
       Executors, administrators, trustees, etc., should give full title.
